UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2015

Celsus Therapeutics Plc

(Exact Name of Registrant

as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Davies Street
London WIK 5JH
United Kingdom

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  +44-203-318-3004

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the resignation of Mr. Pablo Jimenez from Celsus Therapeutics Plc (the “Company”) on April 30, 2015, the Company and Mr. Jimenez entered into a Separation Agreement on April 30, 2015 (the “Separation Agreement”), which became effective on April 30, 2015. Pursuant to the Separation Agreement, in consideration for a general release of claims from the Company, the Company has agreed to provide Mr. Jimenez with a severance payment equal to the equivalent of three months of current base wages, less standard payroll deductions and withholdings to be paid over the course of three months from the effective date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, dated April 30, 2015, by and between Celsus Therapeutics Plc and Pablo Jimenez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2015

CELSUS THERAPEUTICS PLC
(Registrant)

By:	/s/ Gur Roshwalb
Name:	Gur Roshwalb
Title:	Chief Executive Officer